EX-5.1

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September 1, 2017

Enzo Biochem, Inc.

527 Madison Avenue

New York, NY 10022

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Enzo Biochem, Inc., a New York corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering on a delayed basis pursuant to Rule 415 under the Act by the Company of up to a total of $150,000,000 of securities consisting of (i) shares of the Company’s common stock, par value $.01 per share (“Common Stock”), (ii) secured or unsecured debt securities, in one or more series, which may be either senior debt securities or subordinated debt securities (“Debt Securities”), to be issued pursuant to an indenture between the Company and a trustee or bank to be named, which may be supplemented for any series of Debt Securities and which is filed as an exhibit to the Registration Statement (the “Indenture”), (iii) shares of the Company’s preferred stock, par value $.01 per share (“Preferred Stock”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities, (v) depositary shares and (vi) units composed of the foregoing (“Units”) (collectively, the “Securities”). The Securities may be sold by the Company from time to time as set forth in the Registration Statement, the prospectus that forms a part of the Registration Statement (the “Prospectus”) and as will be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

We have also acted as counsel to the Company in connection with the sale from time to time by the Company, pursuant to the Sales Agreement, dated March 28, 2013, between the Company and Cantor Fitzgerald & Co., as amended by the Amendment No. 1 to Sales Agreement, dated December 31, 2014, of shares of Common Stock having an aggregate offering price of up to $19,150,000 that are available for issuance as of August 31, 2017 (the “ATM Shares”). Sales of the ATM Shares will be made pursuant to the Registration Statement and the related prospectus covering the ATM Shares included in the Registration Statement.

U.S. practice conducted through McDermott Will & Emery LLP.

340 Madison Avenue New York New York 10173-1922   Telephone: +1 212 547 5400   Facsimile: +1 212 547 5444   www.mwe.com

In arriving at the opinion expressed below, we have assumed that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (the “Board”) consistent with the procedures and terms described in the Registration Statement and the applicable Prospectus Supplement (each, a “Board Action”) and in accordance with the Company’s Certificate of Incorporation, as amended (the “Certificate”), the Company’s By-laws, as amended, the Indenture and applicable New York law, (ii) the Registration Statement and any amendments thereto (including post-effective amendments) are effective under the Act, (iii) a Prospectus Supplement will have been filed with the SEC describing the Securities offered thereby, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement and (v) any underwriting or purchase agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by each of the parties thereto (other than the Company).

We have also assumed that the laws of the State of New York will be chosen to govern the Indenture, any warrant agreements and any deposit agreement, and that such choice is a valid and legal provision. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1.	Upon due authorization by Board Action of an issuance of Common Stock (other than the ATM Shares as to which our opinion is expressed in paragraph 7 below), and upon issuance and delivery of the Common Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

U.S. practice conducted through McDermott Will & Emery LLP.

340 Madison Avenue New York New York 10173-1922   Telephone: +1 212 547 5400   Facsimile: +1 212 547 5444   www.mwe.com

2.	When the Indenture has been duly executed on behalf of the Company and the trustee thereunder (the “Trustee”), the Trustee has been qualified to act as trustee under the Indenture and when the Debt Securities have been (i) duly established by the Indenture or any supplemental indenture thereto, (ii) duly authorized and established by applicable Board Action and duly authenticated by the Trustee and (iii) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting or purchase agreement, the Indenture and any applicable supplemental indenture thereto, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

3.	When the Preferred Stock has been duly authorized and established by applicable Board Action, in accordance with the terms of the Certificate and applicable law, upon issuance and delivery of the Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

4.	When the warrants to purchase Common Stock, Preferred Stock or Debt Securities have been (i) duly authorized and established by applicable Board Action, and (ii) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the warrants to purchase Common Stock, Preferred Stock or Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

U.S. practice conducted through McDermott Will & Emery LLP.

340 Madison Avenue New York New York 10173-1922   Telephone: +1 212 547 5400   Facsimile: +1 212 547 5444   www.mwe.com

5.	When the depositary shares, the underlying Preferred Stock and a deposit agreement in connection therewith have been duly authorized and established by applicable Board Action, in accordance with the terms of the Certificate and applicable law, and when (i) a deposit agreement substantially as described in the Registration Statement has been duly executed and delivered by the Company and a depositary, and (ii) the depositary receipts representing the depositary shares in the form contemplated and authorized by such deposit agreement have been duly executed and delivered by such depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, upon issuance and delivery of the Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary receipts and the deposit agreement relating to such depositary shares.

6.	With respect to the Units, when (i) the Board has taken the appropriate Board Action to approve and establish the terms of the Units and to authorize and approve the issuance thereof, the terms of the offering and related matters, and (ii) the Units have been duly executed and delivered in accordance with the applicable underwriting or purchase agreement approved by or on behalf of the Board, upon payment of the consideration therefor provided therein and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

7.	With respect to the ATM Shares, all corporate proceedings necessary for the authorization, issuance and delivery of the ATM Shares have been taken and, upon issuance pursuant to the terms of the Sales Agreement and in accordance with the board resolutions related to the offering of the ATM Shares, the ATM Shares will be validly issued, fully paid and non-assessable by the Company.

U.S. practice conducted through McDermott Will & Emery LLP.

340 Madison Avenue New York New York 10173-1922   Telephone: +1 212 547 5400   Facsimile: +1 212 547 5444   www.mwe.com

To the extent that the obligations of the Company under a deposit agreement or the obligations of the Company under the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable depositary or trustee, as the case may be, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the applicable deposit agreement or the Indenture, as the case may be, (ii) that such deposit agreement or Indenture, as the case may be, has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such depositary or trustee, as the case may be, enforceable against the depositary or the trustee, as the case may be, in accordance with its respective terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability, (iii) that such depositary or trustee, as the case may be, is in compliance, generally and with respect to acting as a depositary or trustee, respectively, under the applicable deposit agreement or the Indenture, with all applicable laws and regulations, and (iv) that such depositary or trustee, as the case may be, has the requisite organizational and legal power and authority to perform its obligations under the applicable deposit agreement or the Indenture, as the case may be.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the laws of the State of New York.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed therein.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very respectfully yours,

/s/ MCDERMOTT WILL & EMERY LLP

U.S. practice conducted through McDermott Will & Emery LLP.

340 Madison Avenue New York New York 10173-1922   Telephone: +1 212 547 5400   Facsimile: +1 212 547 5444   www.mwe.com